UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2016 (June 7, 2016)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 7, 2016, the board of directors (the “Board”) of MGT Capital Investments, Inc. (the “Company”) appointed Mr. Nolan Bushnell as a member of the Company’s Board, effective immediately. The Board believes Mr. Bushnell qualifies as an independent director, as such term is defined in the NYSE Listed Company Guide. The Board.is yet to decide on which, if any, Board committee(s) Mr. Bushnell shall serve on.

There is no family relationship between Mr. Bushnell and any of the Company’s officers and directors. There are no understandings or arrangements between Mr. Bushnell and any other person pursuant to which Mr. Bushnell was appointed as a director. There has been no related party transaction involving Mr. Bushnell which would have been required to be disclosed pursuant to Item 404 (a) of Regulation S-K of the 1934 Securities Exchange Act, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 7, 2016, the Company issued a Press Release in connection with the appointment of Mr. Bushnell. A copy of the Press Release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated June 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: June 10, 2016	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer